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                                                                  Exhibit 99(a)


                         Remarks by Raymond V. Gilmartin
                Chairman, President, and Chief Executive Officer
                                Merck & Co., Inc.
                          2002 Annual Business Briefing
                                December 10, 2002


Thank you, Mark. Thank you all very much for coming out today. Welcome to Merck.

I'm going to start the day by talking about the environment in which we discover medicines and bring them to market. The forces that are shaping the future of this industry fall into three major categories: market, scientific, and political and regulatory.

First, the market.

Drug spend is increasing at a rate of 15 to 20 percent a year. Corporations see this as a major issue, particularly in these tough economic times. They're giving health plans more latitude to use a wide array of tools to bring down the rate of increasing drug spend and to ensure that they are getting value. The industry faces tougher competition for position on formularies.

At the state level, states are facing budgetary pressures. They are asking for supplemental rebates as a condition to being on formulary. They also use prior authorization before doctors can prescribe... to favor the drugs on formulary.

Internationally, governments around the world are under pressure to control budget deficits. They're putting pressure on the industry through price reductions and tough negotiations on reimbursement.

The only way to succeed in this environment - the only way to deal with these issues - is to have novel medicines that are true advances in patient care with proven clinical outcomes...that are priced competitively.

Merck is distinguished in its ability to turn cutting-edge science into novel medicines that are true advances in patient care with proven clinical outcomes. In other words breakthroughs: medicines based on new knowledge about the pathways of disease. At Merck, we are turning excellence in our labs into value for our shareholders.

ZETIA for example, is first in its class - a brand new cholesterol-lowering drug that comes from our partnership with Schering-Plough. Last month I attended Merck's Northeast Sales Region Business Review - which took place about a week after the launch of ZETIA.
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In the Northeast, a large number of people are members of high-control managed care plans - which makes it a challenging market. Despite that, physicians are so interested in ZETIA that they might spend 15 to 20 minutes beyond the time they would normally spend with our sales reps.

As some doctors express it, they have "hit the wall" with patients who are not getting to goal with statins and see ZETIA as the answer. Managed care plans are receptive and are putting ZETIA on formulary.

So when I ask, "Why do you think we're doing so well?", sales managers respond:
"We bring clinical benefit."

Of course, these are early days for ZETIA. But this anecdotal evidence is somewhat representative of the rest of the country, and it's certainly representative of the experiences we've had with ZOCOR, VIOXX, FOSAMAX, SINGULAIR and COZAAR, which, at this point, represent more than 65 percent of Merck sales.

These medicines represent true advances in patient care, combined with proven clinical outcomes.

These characteristics:

-     lead to greater market potential;

-     drive growth;

-     strengthen competitive advantage;

-     provide wide access to formularies;

- and are very important when we engage in price negotiations with managed care accounts and with countries around the world.

Providing clinical benefit is important, but how you bring these products to market is also important. We hold our sales representatives to the highest standards of ethics and integrity. Our approach is based on science and fair balance of risk-to-benefit. And it's successful.

For example, ZOCOR, VIOXX, COZAAR, SINGULAIR and FOSAMAX are either Number 1 or 2 in worldwide sales in their class - and this is in therapeutic categories that are among the most competitive in the industry.

Based on our current experience, sales and promotion muscle is no longer a source of competitive advantage. The industry is essentially at a stalemate. Every company can match every other company in sales force and promotion.

What matters most today is what you bring to the market in terms of value. The question is, do you offer true advances in patient care at a competitive price? Therefore, it's also important to have a cost structure that allows you to price competitively and still protect your profitability.
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Manufacturing productivity and quality have been a major focus at Merck for a number of years. But we have expanded that focus to strive for productivity throughout the entire organization. We have a number of projects under the banner of Operational Excellence that are designed to improve efficiency and effectiveness in how we do work.

For example, our sales force grew by about 1,000 last year, and it grew again this year by more than 500. And we continue to strongly promote key medicines. At the same time we're showing no growth in SG&A.

Merck's pharmaceutical business has among the highest profit margins - if not the highest profit margin - in the industry, and we're maintaining it.

Again, the market is tough, and it's likely to get tougher, but if you have the scientific capability to discover great medicines - defined as true advances in patient care - you'll do well. Or, as the Northeast Sales Team said, simply:
Bring clinical benefit.

Clinical benefit begins in Merck labs. We work in areas where there is new knowledge about the pathways of disease - which increases the probability that the medicines we discover will be novel and true advances in patient care. To follow this strategy, we have to stay on the leading edge of science. That brings us to the second category of forces shaping the industry: Science.

There's a revolution underway - and it's being driven by an explosion in knowledge in the neurosciences; in diabetes; cancer; obesity; and other disease areas. It's being driven by new knowledge from the human genome project. And it's being driven by advances in drug discovery tools, such as combinatorial chemistry, high through-put screening, and gene expression analysis.

This revolution will change how biomedical research is done in a fundamental way. In the words of Peter Kim, it means cracking open a cell and pouring the contents out on a gene chip with probes for 25,000 genes on it... and looking at the pattern of those genes that are turned on and turned off, rather than looking at one gene or one protein at a time.

To ensure that we stay on the leading edge, we have three initiatives.

First, to continue to attract the best talent. Second, to locate our new research facilities where some of the best science is being done. Third, to expand our outreach to excellent science through external alliances, covering the entire spectrum - from early stage science to early- and late-stage compounds, joint ventures and targeted acquisitions.

Last week we announced that Dr. Peter Kim will succeed Ed Scolnick as President of Merck Research Labs. Peter was appropriately described in the press as Ed's hand-picked successor.

In Peter's conversations with me, he said he was joining Merck because of our scientific excellence, because of our talented scientists, and because we work on the leading edge. Since he was changing careers from fundamental research at MIT to drug discovery, Peter saw Merck as the only place to do that.
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Peter Kim is just one example of Ed's commitment to recruiting the nation's best talent. And Peter is continuing in that tradition.

Ed's scientific leadership and commitment to patient safety have clearly contributed a great deal to Merck's success. During his tenure, he led the development and introduction of 29 new medicines and vaccines. Twenty of those were considered new chemical entities under FDA guidelines. An extraordinary achievement.

Our second initiative is to locate new research facilities where great science is being done. We are in the process of building a major new research facility in the heart of Boston - a great draw for talent because of its key location. And our acquisition of Sibia Neurosciences provides us with a great research facility in Southern California, near the University of California at San Diego
(UCSD).

Our third initiative is to develop external alliances. In 2000, we redefined our licensing and business development program at Merck. We want to take advantage of the wealth of excellent research being done outside the company. We want to give our scientists access to the best science, wherever it is, and make sure they have access to the latest in discovery tools to practice it.

Licensing compounds and developing them has always been an important part of our strategy. For example, two of our top largest products, FOSAMAX and COZAAR, came from outside. PRILOSEC came from an agreement with Astra, and ZETIA, again, came from a partnership agreement with Schering Plough.

Going forward, we are developing an important diabetes compound from Kyorin.

As a result of redefining the structure of licensing and business development, our outside relationships have grown significantly. Merck's reputation for scientific excellence is an important factor in what draws others to work with us.

Let's consider the third category of forces shaping the industry - political and regulatory.

The political debate and the regulatory environment are both concerned with access and affordability of medicines and their safety and efficacy. In the U.S., access and affordability includes making medicines available to the uninsured and those on Medicare who do not have prescription drug benefits.

Internationally it includes making medicine available in countries that are experiencing health crises because of epidemics such as TB, Malaria and HIV/AIDS.

Merck's approach to these public policy issues is straightforward: If we serve the public interest, Merck's interests will be served.
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Consequently, we are actively engaged in the Medicare debate in Washington. We support a program that allows seniors to choose their coverage from qualified, private health plans that rely on market competition, not government price controls, to improve quality, integrate care, and manage costs.

The Federal Employee Health Benefits program is an excellent model of competition and choice. It's the plan members of Congress designed for themselves and their families and all federal employees. We advocate this plan for America's seniors as well.

Now that the elections are over, the President and the leaders of the new Congress say they intend to make prescription drug coverage for seniors an early and high priority.

I believe we will see meaningful legislation passed through Congress and signed by the President. We're optimistic that this legislation will benefit companies
- like Merck - whose strategies are based on winning in a competitive market and developing breakthrough medicines.

On the international front, Merck is again taking an active role. We are providing HIV/AIDS drugs at the lowest possible prices to developing countries.

Merck has a partnership with the Bill and Melinda Gates Foundation and the Government of Botswana to attack HIV/AIDS with a comprehensive program that ranges from prevention to treatment. The Gates Foundation is providing $50 million dollars; the Merck Foundation is also providing $50 million dollars to the program. Merck is also providing our antiretrovirals at no cost.

In the course of our work, we have confirmed that, even when offered at very low prices (or free), medicines do not reach people in developing countries. It's increasingly recognized that the principle barrier is the lack of enough doctors, nurses, and supporting infrastructure to deliver these medicines.

As far as the FDA is concerned...You might have been hearing that the FDA has changed its standards for drug approval, and that's why fewer drugs are being filed with the FDA. We see no evidence to support that there has been any change, and it doesn't match our experience in working with the FDA. They continue to be tough on safety and efficacy.

The FDA has changed the way it looks at manufacturing. It has instituted a new approach called Quality Management Systems. And it makes a lot of sense - but it has required the industry to adapt to a significantly different approach.

Since the early 90s, manufacturing and quality have been important to Merck, and both continue to be a key priority for management. We pay a great deal of attention to quality, safety, protecting the environment and productivity. Consequently, we have a strong culture of compliance, attention to detail, and execution. These attributes have served us well.
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In short, the environment I am describing today is one in which we see more opportunity than threat, and to be clear, it's an environment that we are strongly advocating through our public policy initiatives. Greater demand for clinical benefit at the right price and a regulatory approach that supports and rewards safety, efficacy, quality and responsible sales and promotion practices serves the patient interest; serves the public interest; serves Merck's interests; and serves your interests.

Merck's strategy of discovering drugs that provide significant clinical benefit and bringing them to market in an efficient, responsible and ethical way provides the maximum benefits for patients and creates the greatest value for shareholders. In today's environment, the successful companies will be those who have the best science and conduct themselves ethically and with integrity.

We are resuming growth in 2003, and we believe we have the potential to achieve our long-term growth goals. And our guidance for 2003 demonstrates this belief. Merck anticipates full-year 2003 consolidated earnings per share of $3.40 to $3.47.

The full-year guidance reflects the company's continued expectation for double-digit EPS growth in the core pharmaceuticals business in 2003; an expectation that we have been reaffirming throughout the year as we look forward to our expanded product portfolio in 2003.

The guidance also includes a full year of net income from Medco Health Solutions, Inc. However, the company's intention to separate the Medco Health business in mid-2003, subject to market conditions, remains unchanged.

And now, I'd like to introduce Per Wold-Olsen, who will talk about Merck's current drug portfolio.

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